UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2021

NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281)
276-6100
Noble Holding Corporation plc
(Former name or former address, if changed since last report)

NOBLE FINANCE COMPANY
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281)
276-6100

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note:
As previously reported, on July 31, 2020, Noble Holding Corporation plc, a public limited company incorporated under the laws of England and Wales (“Legacy Noble”), and certain of its subsidiaries (collectively, the “Debtors,” and, Legacy Noble together with its Debtor and non-Debtor
subsidiaries, the “Company,” “we,” “us” or “our”), commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are jointly administered under the caption
In re Noble Corporation plc, et al., Case No.
 20-33826
. On September 4, 2020, the Debtors filed with the Bankruptcy Court the
Joint Plan of Reorganization of Noble Corporation plc and its Debtor Affiliates
, which was subsequently amended on October 8, 2020 and October 13, 2020, and modified on November 18, 2020 (as further amended, modified or supplemented from time to time, the “Plan”) and the related disclosure statement (the “Disclosure Statement”).
On October 9, 2020, the Bankruptcy Court approved the Disclosure Statement as containing adequate information for the solicitation of votes on the Plan, and the Debtors thereafter solicited creditors’ votes thereon. On November 20, 2020 (the “Confirmation Date”), the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”), as modified by the Confirmation Order. The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A. The Plan and the Confirmation Order were previously filed as Exhibits 2.1 and 99.1 to Legacy Noble’s Current Report on Form
8-K,
filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 23, 2020, and are hereby incorporated by reference as Exhibits 2.1 and 99.1 to this Current Report on Form
8-K
(this “Current Report”). On January 22, 2021, the Bankruptcy Court approved certain minor technical modifications to the Plan and Confirmation Order.
In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined below), Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which the Company formed Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), as an indirect wholly-owned subsidiary of Legacy Noble and transferred to Noble substantially all of the subsidiaries, and other assets, of the Company.
On February 5, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. On the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan and the Confirmation Order, (i) Legacy Noble’s Existing Equity Interests (as defined below) were cancelled and exchanged for the Tranche 3 Warrants (as defined below), (ii) Noble redeemed Legacy Noble’s equity interest in Noble, (iii) Noble issued to a subsidiary of Noble, which then transferred to specified holders of allowed claims under the Plan, Noble’s outstanding ordinary shares, which issuance, in addition to the issuance and transfer of certain warrants and the use of cash on hand, resulted in the reduction of the Company’s outstanding debt by approximately $3.6 billion, and (iv) Noble succeeded to the business and assets of Legacy Noble. As a result, effective as of the Effective Date, Noble is deemed the successor issuer and reporting company to Legacy Noble pursuant to Rule
15d-5
of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Plan, Legacy Noble and its remaining subsidiary will in due course be wound down and dissolved in accordance with applicable law.
Following the consummation of the foregoing transactions, Legacy Noble and its remaining subsidiary hold approximately $0.3 million of cash in trust to discharge the fees, expenses and disbursements of the administration of Legacy Noble (including the administrators’ fees and expenses) and the wind down of Legacy Noble’s remaining subsidiary. Legacy Noble’s interests in its remaining subsidiary are expected to be of negligible value once the costs of winding down Legacy Noble and that subsidiary are met.
This Current Report is being filed by Noble as the initial report of Noble to the Commission and as notice that Noble is deemed the successor issuer to Legacy Noble under the Exchange Act and, in accordance with the rules and regulations promulgated thereunder, intends to file reports and other information with the Commission. The first periodic report to be filed by Noble with the Commission will be its Annual Report on Form
10-K
for the fiscal year ended December 31, 2020.
This combined filing on Form
8-K
is separately filed by Noble and Noble Finance Company, an exempted company incorporated in the Cayman Islands with limited liability and a wholly-owned
subsidiary of Noble (“Finco”). Information in this filing relating to Finco is filed by Noble and separately by Finco on its own behalf. Finco makes no representation as to information relating to Noble (except as it may relate to Finco) or any other affiliate or subsidiary of Noble. This report should be read in its entirety as it pertains to each of Noble and Finco.

Section 1— Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
Senior Secured Exit Revolving Credit Facility
On the Effective Date, pursuant to the terms of the Plan, Finco, and Noble International Finance Company, an exempted company incorporated in the Cayman Islands with limited liability and a wholly-owned indirect subsidiary of Finco (“NIFCO”), entered into a senior secured revolving credit agreement (the “Exit Credit Agreement”), by and among Finco, as a borrower, NIFCO, as a designated borrower, the lenders party thereto from time to time, the issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, and security trustee (in such capacities, as applicable, the “Exit Credit Facility Agent”). Subject to the satisfaction of certain conditions, Finco may from time to time designate one or more of Finco’s other wholly-owned subsidiaries as additional borrowers under the Exit Credit Agreement (collectively with Finco and NIFCO, the “Borrowers”). The Exit Credit Agreement provides for a $675 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) (the “Exit Credit Facility”). The Exit Credit Facility is scheduled to mature on July 31, 2025. As of the Effective Date, $177.5 million of loans were outstanding, and $8.8 million of letters of credit were issued, under the Exit Credit Facility.
All obligations of the Borrowers under the Exit Credit Agreement, certain cash management obligations and certain swap obligations are unconditionally guaranteed, on a joint and several basis, by Finco and certain of its direct and indirect subsidiaries (collectively with the Borrowers, the “Credit Parties”), including a guarantee by each Borrower of the obligations of each other Borrower under the Exit Credit Agreement. All such obligations, including the guarantees of the Exit Credit Facility, are secured by senior priority liens on substantially all assets of, and the equity interests in, each Credit Party, including all of the rigs owned by the Company as of the Effective Date or acquired thereafter and certain assets related thereto, in each case, subject to certain exceptions and limitations described in the Exit Credit Agreement.
The loans outstanding under the Exit Credit Facility bear interest at a rate per annum equal to the applicable margin plus
, at Finco’s option, either: (i) the reserve-adjusted LIBOR or (ii) a base rate, determined as the greatest of (x) the prime loan rate as published in the Wall Street Journal, (y) the federal funds effective rate plus

⁄

of 1%, and (z) the reserve-adjusted
one-month
LIBOR
plus
1%. The applicable margin is initially 4.75% per annum for LIBOR loans and 3.75% per annum for base rate loans and will be increased by 50 basis points after July 31, 2024, and may be increased by an additional 50 basis points under certain conditions described in the Exit Credit Agreement. The Borrowers are required to pay interest on overdue principal at the rate equal to 2.00% per annum in excess of the applicable interest rate under the Exit Credit Facility to the extent lawful; it is required to pay interest on overdue installments of interest, if any, without regard to any applicable grace period, at 2% in excess of the interest rate applicable to base rate loans to the extent lawful.
The Borrowers are required to pay a quarterly commitment fee to each lender under the Exit Credit Agreement, which accrues at a rate per annum equal to 0.50% on the average daily unused portion of such lender’s commitments under the Exit Credit Facility. The Borrowers are also required to pay customary letter of credit and fronting fees.
Borrowings under the Exit Credit Agreement may be used for working capital and other general corporate purposes. Availability of borrowings under the Exit Credit Agreement is subject to the satisfaction of certain conditions, including restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, (i) the aggregate amount of Available Cash (as defined in the Exit Credit Agreement) would exceed $100 million, (ii) the Consolidated First Lien Net Leverage Ratio (as defined in the Exit Credit Agreement) would be greater than 5.50 to 1.00 and the aggregate principal amount outstanding under the Exit Credit Facility would exceed $610 million, or (iii) the Asset Coverage Ratio (as described below) would be less than 2.00 to 1.00.
Mandatory prepayments and, under certain circumstances, commitment reductions are required under the Exit Credit Facility in connection with (i) certain asset sales, asset swaps and events of loss (subject to reinvestment rights if no event of default exists) and (ii) certain debt issuances. Available Cash in excess of $150 million is also required to be applied periodically to prepay loans (without a commitment reduction). The loans under the Exit Credit Facility may be voluntarily prepaid, and the commitments thereunder voluntarily terminated or reduced, by the Borrowers at any time without premium or penalty, other than customary breakage costs.

The Exit Credit Agreement obligates Finco and its restricted subsidiaries to comply with the following financial maintenance covenants:

•
as of the last day of each fiscal quarter in 2021, Adjusted EBITDA (as defined in the Exit Credit Agreement) is not permitted to be lower than (i) $70 million for the four fiscal quarter period ending March 31, 2021, (ii) $40 million for the four fiscal quarter period ending June 30, 2021 and (iii) $25 million for the four fiscal quarter periods ending on each of September 30, 2021 and December 31, 2021;

•
as of the last day of each fiscal quarter ending on or after March 31, 2022, the ratio of Adjusted EBITDA to Cash Interest Expense (as defined in the Exit Credit Agreement) is not permitted to be less than (i) 2.00 to 1.00 for each four fiscal quarter period ending on or after March 31, 2022 until June 30, 2024, and (ii) 2.25 to 1.00 for each four fiscal quarter period ending thereafter; and

•
for each fiscal quarter ending on or after June 30, 2021, the ratio of (x) Asset Coverage Aggregate Rig Value (as defined in the Exit Credit Agreement) to (y) the aggregate principal amount of loans and letters of credit outstanding under the Exit Credit Facility (the “Asset Coverage Ratio”) as of the last day of any such fiscal quarter is not permitted to be less than 2.00 to 1.00.

The Exit Credit Agreement contains negative covenants that limit, among other things, Finco’s ability and the ability of its restricted subsidiaries, to: (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or distributions on capital stock or redeem or repurchase capital stock; (iii) make investments; (iv) repay, redeem or amend certain indebtedness; (v) sell stock of its subsidiaries; (vi) transfer or sell assets; (vii) create, incur or assume liens; (viii) enter into transactions with certain affiliates; (ix) merge or consolidate with or into any other person or undergo certain other fundamental changes; and (x) enter into certain burdensome agreements. These negative covenants are subject to a number of important limitations and exceptions.
Additionally, the Exit Credit Agreement contains other covenants, representations and warranties and events of default that are customary for a financing of this type. Events of default, include, among other things, nonpayment of principal or interest, breach of covenants, breach of representations and warranties, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a security document to create an effective security interest in collateral, bankruptcy and insolvency events, cross-default to other material indebtedness, and a change of control. The occurrence of any event of default under the Exit Credit Agreement would permit all obligations under the Exit Credit Facility to be declared due and payable immediately and all commitments thereunder to be terminated.
The foregoing description of the Exit Credit Agreement is qualified in its entirety by the full text of the Exit Credit Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
Second Lien Notes Indenture
As previously reported, on October 12, 2020, the Debtors entered into a Backstop Commitment Agreement (as amended, supplemented or modified from time to time, together with all exhibits and schedules thereto, the “Backstop Commitment Agreement”) with the backstop parties thereto (collectively, the “Backstop Parties”). On the Effective Date, pursuant to the Backstop Commitment Agreement and in accordance with the Plan, Noble and Finco consummated the rights offering (the “Rights Offering”) of senior secured second lien notes (“Second Lien Notes”) and associated New Shares at an aggregate subscription price of $200 million.
The Second Lien Notes were issued pursuant to that certain Indenture, dated as of the Effective Date (the “Second Lien Notes Indenture”), among Finco, direct and indirect subsidiaries of Finco (including NIFCO) that are Credit Parties under the Exit Credit Facility, as guarantors, and U.S. Bank National Association, a national banking association (“U.S. Bank”), as collateral agent and trustee (in such capacities, the “Collateral Agent”).
The Second Lien Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured second-priority basis, by the direct and indirect subsidiaries of Finco that are Credit Parties under the Exit Credit Facility. The Second Lien Notes and such guarantees are secured by senior priority liens on the assets subject to liens securing the Exit Credit Facility, including the equity interests in Finco and each guarantor of the Second Lien Notes, all of the rigs owned by the Company as of the Effective Date or acquired thereafter, certain assets related thereto, and substantially all other assets of Finco and such guarantors, in each case, subject to certain exceptions and limitations. The following is a brief description of the material provisions of the Second Lien Notes Indenture and the Second Lien Notes.

On the Effective Date, Finco issued an aggregate principal amount of $216 million of Second Lien Notes. The Second Lien Notes are scheduled to mature on February 15, 2028. Interest on the Second Lien Notes accrues, at Finco’s option, at a rate of: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 50% of such interest to be payable in cash and 50% of such interest to be payable by issuing additional Second Lien Notes (“PIK Notes”); or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes. Finco shall pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2021. Interest on the Second Lien Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Date. Interest shall be computed on the basis of a
360-day
year of twelve
30-day
months. Finco is required to pay interest on overdue principal at the rate equal to 2.00% per annum in excess of the then applicable interest rate on the Second Lien Notes to the extent lawful; it is required to pay interest on overdue installments of interest or premium, if any, without regard to any applicable grace period, at the same rate to the extent lawful.
On or after February 15, 2024, Finco may redeem all or part of the Second Lien Notes at fixed redemption prices (expressed as percentages of the principal amount), plus
accrued and unpaid interest, if any, to, but excluding, the redemption date. Finco may also redeem the Second Lien Notes, in whole or in part, at any time and from time to time on or before February 14, 2025 at a redemption price equal to 106% of the principal amount plus
accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus
a “make-whole” premium. Notwithstanding the foregoing, if a Change of Control (as defined in the Second Lien Notes Indenture) occurs prior to (but not including) February 15, 2024, then, within 120 days of such Change of Control, Finco may elect to purchase all remaining outstanding Second Lien Notes at a redemption price equal to 106% of the principal amount, plus
accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.
The Second Lien Notes Indenture contains covenants that limit, among other things, Finco’s ability and the ability of certain of its subsidiaries, to: (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or distributions on capital stock or redeem or repurchase capital stock; (iii) make investments; (iv) repay or redeem junior debt; (v) sell stock of its subsidiaries; (vi) transfer or sell assets; (vii) enter into sale and lease back transactions; (viii) create, incur or assume liens; and (ix) enter into transactions with certain affiliates. These covenants are subject to a number of important limitations and exceptions.
The Second Lien Notes Indenture also provides for certain customary events of default, including, among other things, nonpayment of principal or interest, breach of covenants, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a security document to create an effective security interest in collateral, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Second Lien Notes to be declared due and payable immediately.
The foregoing descriptions of the Second Lien Notes Indenture and the Second Lien Notes are qualified in their entirety by the full text of the Second Lien Notes Indenture, including the form of Second Lien Note contained therein, which is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference.
Emergence Warrant Agreements
On the Effective Date and pursuant to the Plan, Noble entered into (i) a Tranche 1 Warrant Agreement (the “Tranche 1 Warrant Agreement”) with Computershare Inc., a Delaware corporation (“Computershare”), and Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”), which provides for Noble’s issuance of an aggregate of 8,333,081 seven-year warrants with Black Scholes protection (the “Tranche 1 Warrants”) to purchase ordinary shares of Noble with a nominal value of $0.00001 per share (“New Shares”), (ii) a Tranche 2 Warrant Agreement (the “Tranche 2 Warrant Agreement”) with the Warrant Agent, which provides for Noble’s issuance of an aggregate of 8,333,081 seven-year warrants with Black Scholes protection (the “Tranche 2 Warrants”) to purchase New Shares, and (iii) a Tranche 3 Warrant Agreement (the “Tranche 3 Warrant Agreement” and, collectively with the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement, the “Emergence Warrant Agreements”) with the Warrant Agent, which provides for Noble’s issuance of an aggregate of 2,777,698 five-year warrants with no Black Scholes protection (the “Tranche 3 Warrants” and, collectively with the Tranche 1 Warrants and the Tranche 2 Warrants, the “Emergence Warrants”) to purchase New Shares. On the Effective Date, each holder of Legacy Notes (as defined below) will receive its pro rata share of the Tranche 1 Warrants and the Tranche 2 Warrants and each holder of Existing Equity Interests (as defined below) will receive its pro rata share of the Tranche 3 Warrants, in each case, in accordance with the terms of the Plan and the Confirmation Order.

Exercise
The Tranche 1 Warrants are exercisable from the Effective Date until 5:00 p.m., Eastern time, on February 4, 2028, at which time all unexercised Tranche 1 Warrants will expire and the rights of the holders of such Tranche 1 Warrants to purchase New Shares will terminate. The Tranche 1 Warrants are initially exercisable for one New Share per Tranche 1 Warrant at an exercise price of $19.27 per Tranche 1 Warrant (as may be adjusted from time to time pursuant to the Tranche 1 Warrant Agreement, the “Tranche 1 Exercise Price”).
The Tranche 2 Warrants are exercisable from the Effective Date until 5:00 p.m., Eastern time, on February 4, 2028, at which time all unexercised Tranche 2 Warrants will expire and the rights of the holders of such Tranche 2 Warrants to purchase New Shares will terminate. The Tranche 2 Warrants are initially exercisable for one New Share per Tranche 2 Warrant at an exercise price of $23.13 per Tranche 2 Warrant (as may be adjusted from time to time pursuant to the Tranche 2 Warrant Agreement, the “Tranche 2 Exercise Price”).
The Tranche 3 Warrants are exercisable from the Effective Date until 5:00 p.m., Eastern time, on February 4, 2026, at which time all unexercised Tranche 3 Warrants will expire and the rights of the holders of such Tranche 3 Warrants to purchase New Shares will terminate. The Tranche 3 Warrants are initially exercisable for one New Share per Tranche 3 Warrant at an exercise price of $124.40 per Tranche 3 Warrant (as may be adjusted from time to time pursuant to the Tranche 3 Warrant Agreement, the “Tranche 3 Exercise Price” and each of the Tranche 1 Exercise Price, the Tranche 2 Exercise Price and the Tranche 3 Exercise Price, an “Exercise Price”).
Each of the Emergence Warrants is exercisable by a holder paying the applicable Exercise Price therefor in cash or on a cashless basis, at the election of the holder, upon the terms and subject to the conditions set forth in the applicable Emergence Warrant Agreement.
Anti-Dilution Adjustments
The number of New Shares for which an Emergence Warrant is exercisable, and the applicable Exercise Price therefor, are subject to adjustment from time to time upon the occurrence of certain events, including stock splits, reverse stock splits, stock dividends, certain offers by Noble to repurchase New Shares, dividends and distributions of cash, other securities or other property and certain rights offerings.
No Rights as Shareholders
Pursuant to the Emergence Warrant Agreements, no holder of Emergence Warrants shall have or exercise any rights held by holders of New Shares solely by virtue thereof as a holder of Emergence Warrants, including the right to vote and to receive dividends and other distributions as a holder of New Shares.
Black Scholes Protection for Fundamental Transactions
Each of the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement entitles the holders of Tranche 1 Warrants and Tranche 2 Warrants, respectively, to Black Scholes protection for the value thereof upon the consummation of a Fundamental Transaction (as defined in the Tranche 1 Warrant Agreement or the Tranche 2 Warrant Agreement, as applicable). If (i) Noble consummates a Fundamental Transaction while any of the Tranche 1 Warrants or the Tranche 2 Warrants remain outstanding and (ii) the consideration to which holders of New Shares are entitled consists in whole or in part of cash, then Noble will pay for each such Warrant an amount of cash equal to the greater of (A) the product of (1) the number of New Shares underlying such Warrant (the “Warrant Share Number”) and (2) the amount, if any, by which (x) such cash consideration exceeds (y) the applicable Exercise Price multiplied by
the percentage of the total consideration for the Fundamental Transaction paid or payable in cash (the “Cash Consideration Percentage”), and (B) the value of such Warrant as determined in accordance with the Tranche 1 Warrant Agreement or the Tranche 2 Warrant Agreement (as applicable) based on Black Scholes option pricing inputs as of the date of the consummation of the Fundamental Transaction (the “Black Scholes Value”)
multiplied by
the Cash Consideration Percentage. In addition, if (i) Noble consummates a Fundamental Transaction while any of the Tranche 1 Warrants or the Tranche 2 Warrants remain outstanding, (ii) holders of New Shares are entitled to consideration other than cash or Equity Consideration (as defined in the Tranche 1 Warrant Agreement or the Tranche 2 Warrant Agreement, as applicable) (the “Other Consideration”) and (iii) (1) the Warrant Share Number
multiplied by
the amount, if any, by which (w) the fair market value of the Other Consideration exceeds (x) the Exercise Price multiplied by
the percentage of the total consideration for the Fundamental Transaction represented by the Other Consideration (the “Other Consideration Percentage”) is less than (2) (y) the Black Scholes Value multiplied by
(z) the Other Consideration Percentage, then Noble will pay for each such Warrant an amount of cash equal to the product of the Black Scholes Value multiplied by
the Other Consideration Percentage.

Mandatory Exercise
Each of the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement provides that, from and after the date on which the Mandatory Exercise Condition (as described below) has occurred and is continuing, each of Noble, on the one hand, and holders of Tranche 1 Warrants or Tranche 2 Warrants representing at least 20% of the Tranche 1 Warrants or the Tranche 2 Warrants (as applicable) issued on the Effective Date (the “Required Mandatory Exercise Warrantholders”), on the other hand, have the right and option (but not the obligation) to (i) in the case of Noble, cause all of the Tranche 1 Warrants or the Tranche 2 Warrants (as applicable), and (ii) in the case of the electing Required Mandatory Exercise Warrantholders, cause all of their respective Tranche 1 Warrants or Tranche 2 Warrants (as applicable), to be automatically exercised on a cashless basis upon the terms and subject to the conditions set forth therein (a “Mandatory Exercise”). Pursuant to each of the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement, the “Mandatory Exercise Condition” has occurred if (i) Noble meets or exceeds certain trading price and volume thresholds or (ii) three and one-half
years have elapsed since the Effective Date. A Mandatory Exercise entitles the holder of each Emergence Warrant subject thereto to (i) the number of New Shares issuable upon exercise of such Emergence Warrant on a cashless basis and (ii) an amount payable in cash, New Shares or a combination thereof (in Noble’s sole discretion) equal to the Black Scholes Value multiplied by
a fraction, (A) the numerator of which is (x) the number of New Shares issuable upon exercise of such Emergence Warrant on a cash basis minus
(y) the number of New Shares issuable upon exercise of such Emergence Warrant on a cashless basis, and (B) the denominator of which is the number of New Shares issuable upon exercise of such Emergence Warrant on a cash basis.
The foregoing descriptions of the Emergence Warrant Agreements are qualified in their entirety by reference to the full text of the applicable Emergence Warrant Agreements, which are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report and are incorporated by reference herein.
Penny Warrants
On the Effective Date, in connection with the effectuation of the Plan, Noble entered into an Ordinary Share Purchase Warrant Agreement (the “Penny Warrant Agreement”) with the Warrant Agent which provides for Noble’s issuance of an aggregate of up to 6,463,182 Ordinary Share Purchase Warrants (the “Penny Warrants”) to purchase an aggregate of 6,463,182 New Shares. Each Penny Warrant permits the holder thereof (a “Penny Warrantholder”), upon the terms and subject to the limitations on exercise and the conditions set forth in such Penny Warrant Agreement, including that a Penny Warrantholder may not exercise any Penny Warrant if doing so would result in the Penny Warrantholder beneficially owning, for purposes of Section 13(d) of the Exchange Act and applicable rules, in excess of 9.9% of the New Shares, subject to the terms of the Penny Warrant Agreement, at any time and from time to time after the issuance date, to subscribe for and purchase from Noble one New Share at an exercise price of $0.01 per share (subject to adjustment as provided in the Penny Warrant Agreement). The Penny Warrants have no stated expiration date, however, the Penny Warrants will expire 30 days after the consummation of a Fundamental Transaction (as defined in the Penny Warrant Agreement) to the extent any Penny Warrants then remain outstanding. In the event of a Fundamental Transaction, the Penny Warrants will be converted into right to receive upon exercise such consideration in the Fundamental Transaction as the Penny Warrantholder would have been entitled to receive with respect to the New Shares that would otherwise have been deliverable on exercise of the Penny Warrants held by the Penny Warrantholder.
Pursuant to the Penny Warrant Agreement, no holder of Penny Warrants shall have or exercise any rights held by holders of New Shares solely by virtue thereof as a holder of Penny Warrants, including the right to vote and, except as provided in the Penny Warrant Agreement, to receive dividends and other distributions as a holder of New Shares prior to the issuance to the holder of Penny Warrants of the New Shares which such holder is then entitled to receive upon the due exercise of the Penny Warrants.

The foregoing description of the Penny Warrant Agreement is qualified in its entirety by reference to the full text of the Penny Warrant Agreement, which is filed as Exhibit 10.5 to this Current Report and is incorporated by reference herein.
On the Effective Date, Noble also entered into an agreement with each party to the Exchange Agreement described below (each, a “Penny Warrant Indemnification Agreement”), pursuant to which each such party agreed to indemnify Noble for Warrant Taxes (as defined in the Penny Warrant Indemnification Agreements) incurred by Noble or any of its subsidiaries in respect of any Penny Warrants issued to such party in connection with Noble reincorporating or becoming tax resident in jurisdictions other than the Cayman Islands and associated costs and expenses, in each case if any. In addition, on the Effective Date, in connection with the effectuation of the Plan and the foregoing, Noble and certain Backstop Parties entered into an Agreement to Exchange (the “Exchange Agreement”), which provides that, as soon as reasonably practicable after the Effective Date, the other parties to such agreement will deliver to the Company an aggregate of 6,463,182 New Shares issued pursuant to the Plan in exchange for the issuance of 6,463,182 Penny Warrants.
Registration Rights Agreements
Equity Registration Rights Agreement
On the Effective Date, Noble entered into a registration rights agreement (the “Equity Registration Rights Agreement”) with certain parties who received New Shares under the Plan (“RRA Shareholders”). Under the Equity Registration Rights Agreement, RRA Shareholders have certain demand and piggyback registration rights, subject to the limitations set forth in the Equity Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Shareholders have the right to demand Noble register underwritten offerings of any or all of their Registrable Securities (as defined in the Equity Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Shareholders may require the Company register an underwriting offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, Noble will be required to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) including by filing a Registration Statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Equity Registration Rights Agreement.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and Noble’s right to delay or withdraw a registration statement under certain circumstances. Noble will generally pay all registration expenses in connection with its obligations under the Equity Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Equity Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.
The foregoing description of the Equity Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Equity Registration Rights Agreement, which is filed as Exhibit 10.6 to this Current Report and is incorporated by reference herein.
Notes Registration Rights Agreement
On the Effective Date, Finco entered into a registration rights agreement (the “Notes Registration Rights Agreement”) with certain parties who received Second Lien Notes under the Plan (the “RRA Noteholders”). Under the Notes Registration Rights Agreement, RRA Noteholders have certain demand and piggyback registration rights, subject to the limitations set forth in the Notes Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Noteholders have the right to demand Finco register underwritten offerings of any or all of their Registrable Securities (as defined in the Notes Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Shareholders may require the Company register an underwriting offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, Finco will be required to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act, including by filing a Registration Statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Notes Registration Rights Agreement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the aggregate principal amount of Registrable Securities to be included in an offering and Finco’s right to delay or withdraw a registration statement under certain circumstances. Finco will generally pay all registration expenses in connection with its obligations under the Notes Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Notes Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.
The foregoing description of the Notes Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Notes Registration Rights Agreement, which is filed as Exhibit 10.7 to this Current Report and is incorporated by reference herein.
Employment Agreements
Eifler Employment Agreement
On February 5, 2021, in accordance with the Plan, Noble Services Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Noble (“Noble Services”), entered into an Executive Employment Agreement with Robert Eifler, effective as of the Effective Date (the “Eifler Employment Agreement”), pursuant to which Mr. Eifler will serve as Noble’s President and Chief Executive Officer. The Eifler Employment Agreement has a term commencing on the Effective Date and ending on the third anniversary of such date unless earlier terminated in accordance with its terms; provided, however, that on such third anniversary and on each annual anniversary thereafter, the employment term will be automatically extended for an additional year, unless at least 90 days prior to such anniversary Noble Services or Mr. Eifler gives notice to the other party that the employment term shall not be so extended. The Eifler Employment Agreement is an at-will
employment agreement. He will be paid an annual base salary of $675,000, subject to increases as provided by the Board from time to time. In addition to his base salary, Mr. Eifler will be eligible to earn an annual bonus pursuant to Noble Services’ short-term incentive plan or any successor plan with (i) a target bonus percentage of 110% and (ii) annual performance targets set by the Board (or compensation committee thereof). He shall also be entitled to receive standard employee benefits, including vacation, sick leave and other benefits consistent with company policies. Noble Services has agreed to reimburse Mr. Eifler for his reasonable expenses incurred in the performance of services under the Eifler Employment Agreement, including, but not limited to, travel expenses. The Eifler Employment Agreement contains confidentiality, non-competition,
non-solicitation
and cooperation provisions.
In the event Mr. Eifler is terminated without cause or resigns for good reason, he is entitled to a severance payment equal to (i) 24 months of his annual base salary and annual target bonus, (ii) the cost of 18 months of COBRA continuation coverage, (iii) the annual bonus for the previous year, to the extent not yet paid, and (iv) a pro rata bonus for the year of separation. If Mr. Eifler’s termination without cause or resignation for good reason occurs in connection with a change in control, then Mr. Eifler is entitled to an additional 12 months of his annual base salary and annual target bonus. In exchange for receiving severance, whether or not in connection with a change of control, Mr. Eifler must sign a release agreement and be subject to certain restrictive covenants, including 12 months of not soliciting business from Noble Services’ customers and 24 months of not soliciting any other employees to leave Noble Services.
Barker Employment Agreement
On February 5, 2021, in accordance with the Plan, Noble Services entered into an Executive Employment Agreement with Richard Barker, effective as of the Effective Date (the “Barker Employment Agreement”), pursuant to which Mr. Barker will serve as Noble’s Senior Vice President and Chief Financial Officer. The Barker Employment Agreement has a term commencing on the Effective Date and ending on the third anniversary of such date unless earlier terminated in accordance with its terms; provided, however, that on such third anniversary and on each annual anniversary thereafter, the employment term will be automatically extended for an additional year, unless at least 90 days prior to such anniversary Noble Services or Mr. Barker gives notice to the other party that the employment term shall not be so extended. The Barker Employment Agreement is an at-will
employment agreement. He will be paid an annual base salary of $475,000, subject to increases as provided by the Board from time to time in writing. In addition to his base salary, Mr. Barker will be eligible to earn an annual bonus pursuant to Noble Services’ short-term incentive plan or any successor plan with (i) a target bonus percentage of 75% and (ii)

annual performance targets set by the Board (or compensation committee thereof) after consultation with the Chief Executive Officer. He shall also be entitled to receive standard employee benefits, including vacation, sick leave and other benefits consistent with company policies. Noble Services has agreed to reimburse Mr. Barker for his reasonable expenses incurred in the performance of services under the Barker Employment Agreement, including, but not limited to, travel expenses. The Barker Employment Agreement contains confidentiality, non-competition,
non-solicitation
and cooperation provisions.
In the event Mr. Barker is terminated without cause or resigns for good reason, he is entitled to a severance payment equal to (i) 24 months of his annual base salary and annual target bonus, (ii) the cost of 18 months of COBRA continuation coverage, (iii) the annual bonus for the previous year, to the extent not yet paid, and (iv) a pro rata bonus for the year of separation. If Mr. Barker’s termination without cause or resignation for good reason occurs in connection with a change in control, then Mr. Barker is entitled to an additional 12 months of his annual base salary and annual target bonus. In exchange for receiving severance, whether or not in connection with a change of control, Mr. Barker must sign a release agreement and be subject to certain restrictive covenants, including 12 months of not soliciting business from Noble Services’ customers and 24 months of not soliciting any other employees to leave Noble Services.
Turcotte Employment Agreement
On February 5, 2021, in accordance with the Plan, Noble Services entered into an Executive Employment Agreement with William Turcotte, effective as of the Effective Date (the “Turcotte Employment Agreement,” and collectively with the Eifler Employment Agreement and the Barker Employment Agreement, the “Employment Agreements”), pursuant to which Mr. Turcotte will serve as Noble’s Senior Vice President, General Counsel and Corporate Secretary. The Turcotte Employment Agreement has a term commencing on the Effective Date and ending on the third anniversary of such date unless earlier terminated in accordance with its terms; provided, however, that on such third anniversary and on each annual anniversary thereafter, the employment term will be automatically extended for an additional year, unless at least 90 days prior to such anniversary Noble Services or Mr. Turcotte gives notice to the other party that the employment term shall not be so extended. The Turcotte Employment Agreement is an at-will
employment agreement. He will be paid an annual base salary of $470,000, subject to increases as provided by the Board from time to time. In addition to his base salary, Mr. Turcotte will be eligible to earn an annual bonus pursuant to Noble Services’ short-term incentive plan or any successor plan with (i) a target bonus percentage of 70% and (ii) annual performance targets set by the Board (or compensation committee thereof) after consultation with the Chief Executive Officer. He shall also be entitled to receive standard employee benefits, including vacation, sick leave and other benefits consistent with company policies. Noble Services has agreed to reimburse Mr. Turcotte for his reasonable expenses incurred in the performance of services under the Turcotte Employment Agreement, including, but not limited to, travel expenses. The Turcotte Employment Agreement contains confidentiality, non-competition,
non-solicitation
and cooperation provisions.
In the event Mr. Turcotte is terminated without cause or resigns for good reason, he is entitled to a severance payment equal to (i) 24 months of his annual base salary and annual target bonus, (ii) the cost of 18 months of COBRA continuation coverage, (iii) the annual bonus for the previous year, to the extent not yet paid, and (iv) a pro rata bonus for the year of separation. If Mr. Turcotte’s termination without cause or resignation for good reason occurs in connection with a change in control, then Mr. Turcotte is entitled to an additional 12 months of his annual base salary and annual target bonus. In exchange for receiving severance, whether or not in connection with a change of control, Mr. Turcotte must sign a release agreement and be subject to certain restrictive covenants, including 12 months of not soliciting business from Noble Services’ customers and 24 months of not soliciting any other employees to leave Noble Services.
Guaranties
On February 5, 2021, in connection with Noble Services’ entry into the Employment Agreements, Noble issued Deeds of Guaranty (each, a “Guaranty”) to Noble Services for the benefit of each of Mr. Eifler, Mr. Barker and Mr. Turcotte. Pursuant to the Guaranties, Noble has guaranteed, as primary obligor, the payment by Noble Services of its obligations, all and singular, under the Employment Agreements. A copy of each Guaranty is attached as an exhibit to the applicable Employment Agreement.
The foregoing descriptions of the Employment Agreements and the Guaranties are not complete and are qualified in their entirety by reference to the applicable Employment Agreement and Guaranty, which are filed as Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10 to this Current Report and are incorporated by reference herein.

Indemnification Agreements
In connection with their employment agreements, each of Messrs. Eifler, Barker and Turcotte entered into an indemnification agreement with Noble providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to Noble or its subsidiaries. This summary is qualified in its entirety by reference to the full text of Noble’s form of indemnification agreement, which is filed as Exhibit 10.11 to this Current Report and is incorporated by reference herein. Noble will also maintain reasonable directors and officers liability insurance covering each of Messrs. Eifler, Barker and Turcotte.
Relationship Agreement
Pursuant to the Plan, on the Effective Date, Noble, certain funds and accounts (the “Investors”) for which Pacific Investment Management Company LLC (the “Investor Manager”) serves as investment manager, adviser or sub-adviser,
as applicable, and certain of the former holders of the Legacy Notes entered into a Relationship Agreement (the “Relationship Agreement”), pursuant to which, among other things, Noble agreed that until the earlier of such time as the Investors cease to hold in the aggregate 35% or more of the Outstanding Ordinary Shares (as defined in the Relationship Agreement) and the fourth anniversary of the Effective Date, Noble will not remove its Chief Executive Officer or appoint a replacement Chief Executive Officer unless it obtains the prior written consent of the Investors by the Investor Manager acting on their benefit (such consent not to be unreasonably withheld, conditioned or delayed).
The foregoing description of the Relationship Agreement is not complete and is qualified in its entirety by reference to the Relationship Agreement, which is filed as Exhibit 10.12 to this Current Report and is incorporated by reference herein.
Item 1.02 — Termination of a Material Definitive Agreement
Equity Interests
In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Noble’s equity interests outstanding prior to the Effective Date, including equity awards under the Legacy Incentive Plans (as defined below), were cancelled and all such equity interests have no further force or effect after the Effective Date. Pursuant to the Plan, the holders of Legacy Noble’s existing ordinary shares, par value $0.01 per share (the “Existing Equity Interests”), outstanding prior to the Effective Date received their pro rata share of the Tranche 3 Warrants to acquire New Shares.
Debt Securities
In accordance with the Plan, on the Effective Date, all outstanding obligations under the 7.875% Senior Guaranteed Notes due 2026 (the “Guaranteed Notes”) issued pursuant to that certain Indenture, dated January 31, 2018, by and among Noble Holding International Limited (“NHIL”) as issuer, Legacy Noble, as parent guarantor, Noble
2018-I
Guarantor LLC, Noble
2018-II
Guarantor LLC, Noble
2018-III
Guarantor LLC, and Noble
2018-IV
Guarantor LLC, as subsidiary guarantors, and U.S. Bank National Association, a national banking association, as trustee (such indenture, the “2018 Indenture”), were cancelled and the 2018 Indenture was cancelled, except to the limited extent expressly set forth in the Plan.
In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes (the “Legacy Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•
the 4.90% Senior Notes due 2020 and 6.20% Senior Notes due 2040, issued pursuant to the Second Supplemental Indenture relating to that certain Indenture, dated as of November 21, 2008, between NHIL as issuer and the Bank of New York Mellon Trust Company, N.A. (“BNY Mellon”) as trustee (such indenture, the “2008 Indenture”), dated as of July 26, 2010, by and among NHIL as issuer, Noble Finance Company, formerly known as Noble Corporation (“Legacy Noble-Cayman”), as guarantor, and BNY Mellon as trustee;

•
the 4.625% Senior Notes due 2021 and 6.05% Senior Notes due 2041, issued pursuant to the Third Supplemental Indenture relating to the 2008 Indenture, dated as of February 3, 2011, by and among NHIL as issuer, Legacy Noble-Cayman as guarantor, and BNY Mellon as trustee;

•
the 3.95% Senior Notes due 2022 and 5.25% Senior Notes due 2042, issued pursuant to the Fourth Supplement to the 2008 Indenture, dated as of February 10, 2012, by and among NHIL as issuer, Legacy Noble-Cayman as guarantor, and BNY Mellon as trustee;

•
the 7.950% Senior Notes due 2025 and 8.950% Senior Notes due 2045, issued pursuant to the First Supplemental Indenture relating to that certain Indenture, dated as of March 16, 2015, between NHIL as issuer and Wilmington Trust, National Association (“Wilmington Trust”) as trustee (such indenture, the “2015 Indenture”), dated as of March 16, 2015, by and among NHIL as issuer, Legacy Noble-Cayman as guarantor and Wilmington Trust as trustee; and

•
the 7.750% Senior Notes due 2024, issued pursuant to the Second Supplemental Indenture relating to the 2015 Indenture, dated as of December 28, 2016, by and among NHIL as issuer, Legacy Noble-Cayman as guarantor, and Wilmington Trust as trustee.

In accordance with the Plan, holders of claims against and interests in the Debtors shall receive the following treatment (capitalized terms used, but not defined, in this section have the meanings ascribed to them in the Plan):

•
Holders of
Go-Forward
Trade Claims:
Except as otherwise provided in and subject to Article 10.5 of the Plan, and except to the extent that a Holder of an Allowed
Go-Forward
Trade Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed
Go-Forward
Trade Claim, each such Holder of an Allowed
Go-Forward
Trade Claim shall be paid in full in Cash on the Effective Date or on such other date as agreed between the Debtors (or the Reorganized Debtors) and such Holder of an Allowed
Go-Forward
Trade Claim; provided, however, that
Go-Forward
Trade Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

•
Holders of Transocean Claims:
Except as otherwise provided in and subject to Article 10.5 of the Plan, and except to the extent that a Holder of an Allowed Transocean Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Transocean Claim, each such Holder of an Allowed Transocean Claim shall receive such treatment as set forth in Section 2.1 of the Transocean Settlement Agreement, subject in all respects to the terms and conditions of the Transocean Settlement Agreement.

•
Holders of Paragon Claims:
Except as otherwise provided in and subject to Article 10.5 of the Plan, and except to the extent that a Holder of an Allowed Paragon Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Paragon Claim, each such Holder of an Allowed Paragon Claim shall receive such treatment as set forth in Section 2.2 of the Paragon Settlement Agreement, subject in all respects to the terms and conditions of the Paragon Settlement Agreement.

•
Holders of General Unsecured Claims against Debtor Group A:
Except to the extent that a Holder of an Allowed General Unsecured Claim against Debtor Group A agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim against Debtor Group A, each Holder of an Allowed General Unsecured Claim against Debtor Group A shall receive Cash in the aggregate amount of such Allowed General Unsecured Claim against Debtor Group A, payable in three annual installment payments, with the first payment made one year after the later of (i) the Effective Date, and (ii) the date that such Claim becomes Allowed.

•
Holders of General Unsecured Claims against Debtor Group B (including Holders of Priority Guaranteed Notes Claims):
Except to the extent that a Holder of an Allowed General Unsecured Claim against Debtor Group B agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim against Debtor Group B, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed General Unsecured Claim against Debtor Group B shall receive its Pro Rata share of (i) 63.5% of the Reorganized Parent Stock (subject to dilution by the Management Incentive Plan and the Emergence Warrants, but post-dilution by the Rights Offering) and (ii) the Debtor Group B Subscription Rights.

•
Holders of General Unsecured Claims against Debtor Group C (including Holders of Legacy Notes Claims):
Except to the extent that a Holder of an Allowed General Unsecured Claim against Debtor Group C agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim against Debtor Group C, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed General Unsecured Claim against Debtor Group C shall receive its Pro Rata share of (i) 4.1% of the Reorganized Parent Stock (subject to dilution by the Management Incentive Plan and the Emergence Warrants, but post-dilution by the Rights Offering), (ii) the Tranche 1 Warrants, (iii) the Tranche 2 Warrants, and (iv) the Debtor Group C Subscription Rights; provided that, any General Unsecured Claim that is Allowed against both Debtor Group B and Debtor Group C shall not receive a distribution with respect to Debtor Group C.

•
Holders of General Unsecured Claims against Debtor Group D:
Except to the extent that a Holder of an Allowed General Unsecured Claim against Debtor Group D agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim against Debtor Group D, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed General Unsecured Claim against Debtor Group D shall receive Cash in the aggregate amount of such Allowed General Unsecured Claim against Debtor Group D multiplied by
the Applicable Percentage, payable in three annual installment payments, with the first payment made one year after the later of (i) the Effective Date, and (ii) the date that such Claim becomes Allowed.

•
Holders of General Unsecured Claims against Debtor Group E:
On the Effective Date, all of the Debtors’ outstanding obligations under the General Unsecured Claims against Debtor Group E shall be extinguished, canceled, and discharged, and each Holder of a General Unsecured Claim against Debtor Group E shall receive no distribution on account of such Claim.

•
Holders of Section
 510(b) Claims:
On the Effective Date, all of the Debtors’ outstanding obligations under the Section 510(b) Claims shall be extinguished, canceled, and discharged, and each Holder of a Section 510(b) Claim shall receive no distribution on account of such Claim.

Prepetition Revolving Credit Facility
Pursuant to the Plan, on the Effective Date, that certain Revolving Credit Agreement, dated as of December 21, 2017, by and among Noble Holding UK Limited, Noble Cayman Limited, Noble International Finance Company, each subsidiary guarantor party thereto, JPMorgan Chase Bank, N.A. as administrative agent, the lenders party thereto, the issuing banks and swingline lenders party thereto, and the other parties party thereto (as amended prior to the date hereof, the “Prepetition Revolving Credit Facility”), was terminated and the holders of claims under the Prepetition Revolving Credit Facility had such obligations refinanced through the Exit Credit Facility. On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.
Treatment of Legacy Incentive Plans and Equity-Based Awards
Pursuant to the Plan, all equity-based awards that were outstanding immediately prior to the Effective Date under Legacy Noble’s 2015 Omnibus Incentive Plan and Director Omnibus Plan (together, the “Legacy Incentive Plans”) will be terminated and cancelled as of the Effective Date. Further, as of the Effective Date, no new cash- or equity-based awards may be granted under the Legacy Incentive Plans on or after the Effective Date. For the avoidance of doubt, any cash-based awards that were outstanding under the Legacy Incentive Plans immediately prior to the Effective Date will be assumed by Noble and/or certain of its subsidiaries and remain subject to the terms and conditions of the applicable Legacy Incentive Plan.

Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant
On the Effective Date, Noble and certain of its subsidiaries, as applicable, entered into certain direct financial obligations under the Exit Credit Agreement and Second Lien Notes Indenture. The descriptions of the Exit Credit Agreement and the Second Lien Notes Indenture set forth in Item 1.01 of this Current Report are incorporated herein by reference.
Section 3 — Securities and Trading Markets
Item 3.02 — Unregistered Sales of Equity Securities
On the Effective Date, pursuant to the Plan:

•	31,749,912 New Shares were transferred pro rata to holders of the Guaranteed Notes in the cancellation of the Guaranteed Notes;

•	2,049,752 New Shares, the Tranche 1 Warrants and the Tranche 2 Warrants were transferred to holders of the Legacy Notes in cancellation of the Legacy Notes;

•
7,722,695 New Shares were issued to participants in the Rights Offering, including 5,624,989 New Shares issued to the Backstop Parties as Holdback Securities (as defined in the Backstop Commitment Agreement);

•	1,652,654 New Shares were issued to the Backstop Parties in respect of their backstop commitment to subscribe for Unsubscribed Securities (as defined in the Backstop Commitment Agreement);

•	1,199,998 New Shares were issued to the Backstop Parties in connection with the payment of the Backstop Premiums (as defined in the Backstop Commitment Agreement); and

•	the Tranche 3 Warrants were issued to the holders of the Existing Equity Interests.
As of the Effective Date, there were 50,000,000 New Shares issued and outstanding. Upon consummation of the transactions contemplated by the Exchange Agreement, which are expected to occur as soon as reasonably practicable after the Effective Date, there will be 43,536,818 New Shares issued and outstanding and 6,463,182 Penny Warrants issued and outstanding.
The New Shares transferred pro rata to holders of the Guaranteed Notes in the cancellation of the Guaranteed Notes and the New Shares and Emergence Warrants transferred pro rata to the holders of the Legacy Notes in the cancellation of the Legacy Notes, in each case, pursuant to the Plan were issued pursuant to the exemption from the registration requirements of the Securities Act, under Section 1145 of the Bankruptcy Code. The New Shares issued in the Rights Offering or otherwise pursuant to the Backstop Commitment Agreement were issued in reliance on the exemption under Section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent the exemption under Section 1145 was unavailable, were, and the Penny Warrants to be issued pursuant to the Exchange Agreement will be, issued only to persons that were qualified holders in reliance on the exemption provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder or other applicable exemption.
For further information, see Items 1.01 and 1.02 of this Current Report, which are incorporated herein by reference.
Item 3.03 — Material Modifications to Rights of Security Holders
As provided in the Plan and related documentation, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities cancelled on the Effective Date include all of the Guaranteed Notes, the Legacy Notes and the Existing Equity Interests. For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated herein by reference.

Section 5 — Corporate Governance and Management
Item 5.01 — Changes in Control of Registrant
On the Effective Date, all of the Guaranteed Notes, Legacy Notes and Existing Equity Interests were cancelled, and, in respect of the cancellation of such indebtedness and pursuant to the Plan and related documentation, the Rights Offering and the Backstop Commitment Agreement, 50,000,000 New Shares representing all of the New Shares issued and outstanding were issued for the benefit of holders of the Guaranteed Notes and the Legacy Notes, 8,333,081 Tranche 1 Warrants and 8,333,081 Tranche 2 Warrants were issued for the benefit of holders of Legacy Notes, and 2,777,698 Tranche 3 Warrants were issued for the benefit of the holders of the Existing Equity Interests. For further information, see Items 1.01, 1.02, 3.02 and 5.02 of this Current Report, which are incorporated herein by reference.
Item 5.02 — Departure of Directors; Election of Directors
Departure of Directors
In accordance with the Plan, Julie H. Edwards, Gordon T. Hall, Roger W. Jenkins, Scott D. Josey, Jon A. Marshall, Kevin S. Corbett, Julie J. Robertson and Robert W. Eifler resigned from the Legacy Noble board of directors (the “Legacy Noble Board”) on the Effective Date. In addition, Ms. Robertson resigned from her position as Executive Chairman, an officer position at Legacy Noble created to serve as Chairman of the Legacy Noble Board in the capacity of an executive officer of Legacy Noble. There were no known disagreements between such directors and Legacy Noble which led to their respective resignations from the Legacy Noble Board.
Appointment of Directors
As of the Effective Date, in accordance with the Plan, the Noble board of directors (the “Board”) consists of six members selected in accordance with the Plan. As of the Effective Date, in accordance with the Plan, the following individuals were appointed to the Board: Patrick J. Bartels Jr., Robert W. Eifler, Alan J. Hirshberg, Ann D. Pickard, Charles M. (Chuck) Sledge and Melanie M. Trent. Mr. Sledge was also appointed to serve as Chairman of the Board. The Board consists of a single class of directors with the initial term of office to expire at the 2022 annual meeting of shareholders and then at the next succeeding annual meeting of shareholders thereafter or the date on which the successor of such director is elected.
The current expected committees of the Board and directors appointed to each committee are as follows:

•	Audit Committee: Mr. Bartels (Chair), Ms. Pickard and Mr. Sledge

•	Compensation Committee: Ms. Trent (Chair), Mr. Hirshberg and Mr. Sledge

•	Nominating, Governance and Sustainability Committee: Ms. Pickard (Chair), Mr. Hirshberg and Ms. Trent
In connection with their appointment, Mr. Bartels, Mr. Eifler, Mr. Hirshberg, Ms. Pickard, Mr. Sledge and Ms. Trent will each enter into an indemnification agreement with Noble providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to Noble or its subsidiaries. This summary is qualified in its entirety by reference to the full text of Noble’s form of indemnification agreement, which is filed as Exhibit 10.11 to this Current Report and is incorporated by reference herein.
There is no other arrangement or understanding between Mr. Bartels, Mr. Eifler, Mr. Hirshberg, Ms. Pickard, Mr. Sledge and Ms. Trent and any other persons pursuant to which he or she was appointed as a member of the Board. Mr. Bartels, Mr. Eifler, Mr. Hirshberg, Ms. Pickard, Mr. Sledge and Ms. Trent do not have any family relationship with any director or executive officer of Noble. There is no relationship between Mr. Bartels, Mr. Eifler, Mr. Hirshberg, Ms. Pickard, Mr. Sledge and Ms. Trent and Noble that would require disclosure pursuant to Item 404(a) of Regulation
S-K.
Pursuant to the Articles (as defined below), the Investment Manager is entitled to designate one individual to serve as a director, subject to the terms and conditions set forth in the Articles. See the disclosure under the heading “Director Designation Right” in Item 5.03 of this Current Report, which is incorporated herein by reference.

Employment Agreements
The descriptions of the Employment Agreements with Noble’s executive officers in Item 1.01 of this Current Report are incorporated into this Item 5.02 by reference.
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
After the Confirmation Date, in accordance with the Plan, Noble Holding UK Limited filed the Memorandum of Association of Noble Corporation (the “Memorandum”) with the Registrar of Companies in and for the Cayman Islands. Also, after the Confirmation Date, in accordance with the Plan, Noble Holding UK Limited adopted the Articles of Association of Noble Corporation (the “Articles”).
Authorized Share Capital
Pursuant to the Memorandum, the share capital of Noble is $6,000 divided into 500,000,000 ordinary shares of a par value of $0.00001 each (the “Ordinary Shares”) and 100,000,000 shares of a par value of US$0.00001, each of such class or classes having the rights as the Board may determine from time to time.
Voting
The holders of Ordinary Shares will be entitled to one vote per share. The Articles do not provide for cumulative voting.
There are no limitations imposed by Cayman Islands law or the Articles on the right of nonresident shareholders to hold or vote their Ordinary Shares.
All or any of the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Under Cayman Islands law, some matters, like altering the Memorandum or the Articles, changing the name of Noble, voluntarily winding up Noble or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution. A special resolution is a resolution passed by the holders of at least two-thirds
of the shares voted at a general meeting or approved in writing by all shareholders of Noble entitled to vote at a general meeting of Noble.
Quorum for General Meetings
The presence of shareholders who, present in person (which, in the case of a corporate shareholder shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the shareholders entitled to vote in relation to the meeting. The matters set forth below require the presence of at least two thirds of the total voting rights of all the shareholders entitled to vote in relation to the meeting:

•	the adoption by Noble of a resolution to remove a Director; or

•	the adoption by Noble of a resolution to amend, vary, suspend the operation of, disapply or cancel:

•	Articles 21.1, 21.2 and 21.11, which relate to the convening of, and proceedings and procedures at, general meetings;

•	Article 26, which relates to the number and qualifications of the directors of Noble;

•	Article 28, which relates to the appointment and removal of directors of Noble;

•	Article 29, which relates to vacancies on the Board; or

•	Article 48, which relates to transactions with Interested Shareholders (as defined in the Articles).
The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.
Dividend Rights
Subject to any rights and restrictions of any other class or series of shares, the Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of Noble’s lawfully available funds. The Board may declare that any dividend be paid wholly or partly by the distribution of shares of Noble or specific assets.
Although Noble does not expect to pay periodic cash dividends on Ordinary Shares following the Effective Date, any future declaration and payment of dividends by Noble would be:

•	dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

•	subject to the discretion of its Board;

•	subject to restrictions contained in debt instruments; and

•	payable only out of its accumulated profits or its share premium account in accordance with Cayman Islands law.
The share premium account is the excess of the purchase price for shares issued over the nominal or par value of those shares.
Rights Upon Liquidation
Upon the liquidation of Noble, after creditors of Noble have been paid in full and the full amounts that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Ordinary Shares are entitled to receive, pro rata, any remaining assets of Noble available for distribution. The liquidator may deduct from the amount payable in respect of those Ordinary Shares any liabilities the holder has to or with Noble.
No Sinking Fund
The Ordinary Shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Ordinary Shares are duly and validly issued, fully paid and nonassessable.
No Preemptive Rights
Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of Noble.
Redemption and Conversion
The Ordinary Shares will not be convertible into shares of any other class or series or be subject to redemption either by Noble or the holder of the shares.
Repurchase
Under the Articles, Noble may purchase any issued Ordinary Shares in the circumstances and on the terms as are agreed by Noble and the holder of the shares whether or not Noble has made a similar offer to all or any other of the holders of Ordinary Shares.

Restrictions on Transfer
Subject to the rules of the New York Stock Exchange and any other stock exchange on which the Ordinary Shares may be listed, the Board may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.
Other Classes or Series of Shares
The Board may from time to time authorize by means of a board resolution the issuance of preferred shares in one or more series of preferred shares, and in the resolution or resolutions providing for the issue of such shares, the Board is expressly authorized to fix for each such series the number of shares which shall constitute such series, voting power, full or limited, or no voting power, and designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. Such a “blank check” preferred share provision could have certain “anti-takeover” effects. See “— Anti-Takeover Provisions” below.
Compulsory Acquisition of Shares Held by Minority Holders
An acquiring party is generally able to acquire compulsorily the Ordinary Shares of minority holders in one of two ways:

•
By a procedure under the Cayman Islands Companies Act, 2021 Revision, known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of the court and approval of the arrangement by holders of Ordinary Shares (1) representing a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued Ordinary Shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all necessary consents and approvals, all holders of ordinary shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

•
By acquiring pursuant to a tender offer 90% of the Ordinary Shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the Ordinary Shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince the court to order otherwise. The Companies Law also provides that a resolution of shareholders shall not be required in circumstances where a parent company seeks to merge with a subsidiary company (that is, a company in which it owns 90% of the issued and outstanding shares). In that event, providing that the remaining requirements for a merger have been met, once the offeror has acquired 90% of the target it will be able effectively to “squeeze out” the remaining minority shareholders without having to wait out the aforementioned four-month period.

Transfer Agent
The transfer agent and registrar for the Ordinary Shares is Computershare.
Anti-Takeover Provisions
General
. The Articles have provisions that could have an anti-takeover effect. These provisions are intended to enhance the ability of the Board to deal with unsolicited takeover attempts by increasing the likelihood of continuity and stability in the composition of the Board. These provisions could have the effect of discouraging transactions that may involve an actual or threatened change of control of Noble.
Number of Directors
. The Articles provide that the Board will consist of not less than three directors nor more than nine directors, the exact number to be set from time to time by an ordinary resolution. An ordinary resolution is a resolution passed by the holders of at least 50% of the shares voted at a general meeting or approved in writing by all shareholders of Noble entitled to vote at a general meeting of Noble.
Advance Notice Provisions
. The Articles establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors at an annual general meeting of shareholders. The Articles provide generally that, if a shareholder desires to nominate a candidate for election as a director at an annual general meeting, then such shareholder must give us notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The notice must contain specified information concerning the shareholder submitting the proposal. These procedures do not apply to the Investor Director.
Action Only by Unanimous Written Consent
. Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Ordinary Shares must be taken at a duly called annual or extraordinary general meeting of shareholders or by written consent signed by all of the holders of Ordinary Shares. Extraordinary general meetings may be called by a majority of the entire Board, the Chairman of the Board, the Chief Executive Officer or by shareholders holding at least 30% of paid up voting share capital of Noble.
Preferred Shares
. The Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of issue of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as they consider fit. The Board could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Ordinary Shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preferred shares have been established as of the date of this Current Report.
Quorum Requirements
. The special quorum provisions contained in the Articles require the presence of shareholders who, present in person (which, in the case of a corporate shareholder shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the shareholders entitled to vote in relation to the meeting. The matters set forth below require the presence of at least two thirds of the total voting rights of all the shareholders entitled to vote in relation to the meeting:

•	the adoption by Noble of a resolution to remove a Director; or

•	the adoption by Noble of a resolution to amend, vary, suspend the operation of, disapply or cancel:

•	Articles 21.1, 21.2 and 21.11, which relate to the convening of, and proceedings and procedures at, general meetings;

•	Article 26, which relates to the number and qualifications of the directors of Noble;

•	Article 28, which relates to the appointment and removal of directors of Noble;

•	Article 29, which relates to vacancies on the Board; or

•	Article 48, which relates to transactions with Interested Shareholders (as defined in the Articles).
Restrictions on Business Combinations
. As a Cayman Islands company, Noble is not subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with interested shareholders. However, Article 48 of the Articles contains provisions that largely mirror the intention of Section 203 and generally restrict “business combinations” between Noble and an “interested shareholder.” Specifically, “business combinations” between an “interested shareholder” and Noble are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

•	the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the Board prior to the date the interested shareholder acquired Noble’s shares;

•	the interested shareholder acquired at least 85% of Noble’s shares in the transaction in which it became an interested shareholder; or

•
the business combination is approved by a majority of the Board and by the affirmative vote of disinterested shareholders holding at least two-thirds
of the shares generally entitled to vote which are not owned by the interested shareholder.

For purposes of Article 48, “business combinations” is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of Noble, and most transactions that would increase the interested shareholder’s proportionate share ownership in Noble. “Interested shareholder” is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of the issued voting shares of Noble.

Notwithstanding the foregoing, Article 48 of the Articles will not apply to a business combination with any interested shareholder that is a “qualifying interested shareholder.” A “qualifying interested shareholder” means any person that becomes an interested shareholder as a result of the issuance of Ordinary Shares, Penny Warrants and Emergence Warrants to such person or any of its affiliates or associates on the Effective Date pursuant to the Plan (including Ordinary Shares issued pursuant to the Backstop Commitment Agreement); provided that if at any time a qualifying interested shareholder owns, directly or indirectly (together with its associates and affiliates), less than the “specified ownership percentage” of the voting shares of Noble for 365 consecutive days, such person shall cease to be a qualifying interested shareholder on such 365th day. “Specified ownership percentage” means 15% of the combined voting power of the voting shares of Noble; provided that if a qualifying interested shareholder owns, directly or indirectly (together with its associates and affiliates), less than 15% of the combined voting power of the voting shares of Noble as the result of the issuance by Noble of additional voting shares, then, with respect to such qualifying interested shareholder, the specified ownership percentage means 10% of the combined voting power of the voting shares of Noble until such time, if any, as such qualifying interested shareholder owns, directly or indirectly (together with its associates and affiliates), 15% or more of the combined voting power of the voting shares of Noble, in which case the specified ownership percentage with respect to such person shall again mean 15% of the combined voting power of the voting shares of Noble. The acquisition of additional voting shares by any qualifying interested shareholder on or following the Effective Date will not result in such person ceasing to constitute a qualifying interested shareholder.
Director Designation Right
Pursuant to the Articles, subject to certain conditions and limitations, for so long as the Designated Entities (as defined below) hold, in the aggregate, no fewer than 20% of the outstanding and issued Ordinary Shares, the Designated Entities (with such right exercised by their designating party) shall be entitled to nominate, and the Board shall appoint, and remove one director (the “Investor Director”). For so long as the Designated Entities hold, in aggregate, no fewer than 20% of the outstanding and issued Ordinary Shares, the Investor Director may be removed by, and only by, the affirmative vote or written consent of the designating party. If the designating party entitled to designate a person to fill any directorship fails to do so, then such directorship shall remain vacant until filled by such designating party. “Designated Entities” means the funds and accounts for which the same person serves as investment manager, advisor or sub-advisor
(as applicable) on the Effective Date and which funds and accounts own, in the aggregate, in excess of 35% of the issued and outstanding Ordinary Shares upon effectiveness of the Plan on the Effective Date. The Investor Manager is currently the designating party for the Designated Entities.
This summary is qualified in its entirety by reference to the full text of the Memorandum and the Articles, which are attached hereto as Exhibits 3.1 and 3.2 and incorporated by reference herein.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form
8-K
includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this report or in the documents incorporated by reference, including those regarding the effect, impact and other implications of the Chapter 11 Cases, the global novel strain of coronavirus
(“COVID-19”)
pandemic, and agreements regarding production levels among members of the Organization of Petroleum Exporting Countries and other oil and gas producing nations (“OPEC+”), and any expectations we may have with respect thereto, and those regarding rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, credit ratings, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing or results of acquisitions or dispositions, and timing for compliance with any new regulations are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this Current Report on Form
8-K
and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects, the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of
COVID-19,
and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those referenced or described in Part I, Item 1A. “Risk Factors” of Legacy Noble’s Annual Report on Form
10-K
for the year ended December 31, 2019, in Part II, Item 1A. “Risk Factors” of Legacy Noble’s Quarterly Report on Form
10-Q
for the quarter ended September 30, 2020, and in our and Legacy Noble’s other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.
Section 7 — Regulation FD
Item 7.01 — Regulation FD Disclosure
On the Effective Date, Noble issued a press release, a copy of which is attached to this Current Report as Exhibit 99.2.
The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Noble’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Section 8 — Other Events
Item 8.01 — Other Events
Management Incentive Plan
The Plan contemplates that on or after the Effective Date, (i) the Company will adopt a long-term incentive plan and authorize and reserve 7,716,049 New Shares for issuance pursuant to equity incentive awards to be granted under such plan, and (ii) the initial awards under such plan will consist of at least 40% of such shares and will be made as soon as practicable after the Effective Date on the terms and conditions as determined by the Board; provided that at least 40% of such initial awards will be in the form of time-based vesting awards vesting over a period of no shorter than three years and no longer than four years.
Board
Obs
e
r
v
er
A
gr
e
ement
On the Effective Date, Noble and the Investor Manager entered into a Board Observer Agreement (the “Board Observer Agreement”), pursuant to which, among other things, Noble agreed that until such time as the Investors cease to hold in the aggregate 20% or more of the outstanding Ordinary Shares, the Investor Manager will have the right to designate an individual to attend meetings of the Board and of committees of the Board, subject to customary exceptions and conditions.

Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation
S-K:

2.1*	Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc) and its Debtor Affiliates (incorporated by reference to Exhibit 2.1 to Legacy Noble’s Current Report on Form 8-K filed on November 23, 2020).

3.1	Amended and Restated Memorandum of Association of Noble Corporation.

3.2	Amended and Restated Articles of Association of Noble Corporation.

4.1	Indenture, dated as of February 5, 2021, among Noble Finance Company, the subsidiaries of Noble Finance Company party thereto, as guarantors, and U.S. Bank National Association, a national banking association, as collateral agent and trustee (including the form of Second Lien Note attached thereto).

10.1†	Senior Secured Revolving Credit Agreement, dated as of February 5, 2021, by and among Noble Finance Company and Noble International Finance Company, as borrowers, the lenders and issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security trustee.

10.2	Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A.

10.3	Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A.

10.4	Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A.

10.5	Penny Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A.

10.6†	Equity Registration Rights Agreement, dated as of February 5, 2021, by and among Noble Corporation and the holders party thereto.

10.7†	Notes Registration Rights Agreement, dated as of February 5, 2021, by and among Noble Finance Company and the holders party thereto.

10.8	Executive Employment Agreement, dated as of February 5, 2021, by and between Noble Services Company LLC and Robert Eifler (including the Deed of Guaranty of Noble Corporation attached thereto).

10.9	Executive Employment Agreement, dated as of February 5, 2021, by and between Noble Services Company LLC and Richard Barker (including the Deed of Guaranty of Noble Corporation attached thereto).

10.10	Executive Employment Agreement, dated as of February 5, 2021, by and between Noble Services Company LLC and William Turcotte (including the Deed of Guaranty of Noble Corporation attached thereto).

10.11	Form of Indemnification Agreement, by and between Noble Corporation and its officers and directors.

10.12	Relationship Agreement, dated as of February 5, 2021, by and between Noble Corporation, the Investors and certain of the former holders of the Legacy Notes.

99.1*	Confirmation Order of the United States Bankruptcy Court for the Southern District of Texas, dated November 20, 2020 (incorporated by reference to Exhibit 99.1 to Legacy Noble’s Current Report on Form 8-K filed on November 23, 2020).

99.2	Noble Press Release, dated February 5, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Previously filed.
†	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

Date: February 8, 2021	By:	/s/ Richard B. Barker
	Name:	Richard B. Barker
	Title:	Senior Vice President and Chief Financial Officer

NOBLE FINANCE COMPANY

Date: February 8, 2021	By:	/s/ Richard B. Barker
	Name:	Richard B. Barker
	Title:	Senior Vice President and Chief Financial Officer